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                         VIASOFT, INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   EXHIBIT 11
                      (in Thousands, except per share data)

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
                                                                        THREE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                        1999          1998
                                                                        ----          ----
BASIC EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period                          17,906        19,321

Effect of Weighting of Shares:
         Employee stock options exercised                                   33            26
         Treasury shares                                                    --          (392)
                                                                      --------      --------
Weighted average number of common shares outstanding                    17,939        18,955
                                                                      ========      ========
Net income (loss)                                                     $    421      $ (7,067)
                                                                      ========      ========
Earnings (loss) per common share                                      $   0.02      $  (0.37)
                                                                      ========      ========

DILUTED EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period                          17,906        19,321

Effect of Weighting of Shares:

         Warrants and employee stock options outstanding                   475
         Employee stock options exercised                                   33            26
         Treasury shares                                                    --          (392)
                                                                      --------      --------
Weighted average number of common and common
  share equivalents outstanding                                         18,414        18,955
                                                                      ========      ========
Net income (loss)                                                     $    421      $ (7,067)
                                                                      ========      ========
Earnings (loss) per common and common share equivalent                $   0.02      $  (0.37)
                                                                      ========      ========
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